FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                          IPI FUNDRAISING, INC.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)

                 Delaware                             20-1566105
 --------------------------------------   ----------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification No.)

      4 Mill Park Ct.  Newark, Delaware                   19713
      -----------------------------------               --------
(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                Name of each exchange on which each
    to be so registered                   class is to be registered
----------------------------         ---------------------------------------

          None                                      None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ___

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. _X_

Securities Act registration statement file number to which this form relates: 333-122696

Securities to be registered pursuant to Section 12(g) of the Act:

             Common Stock, $0.001 par value per share
             ----------------------------------------
                          (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

The description of the Common Stock, $0.001 par value per share (the "Common Stock"), of Imprints Plus, Inc., (the "Registrant") contained under the caption "THE MERGER - Common Stock" in the Prospectus (subject to completion) that forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-122696 filed on February 10, 2005, as amended) (the "Registration Statement"), together with the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.           Description
-----------           -----------

       3.1 Certificate of Incorporation of IPI Fundraising, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

       3.2 Bylaws of IPI Fundraising, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 3, 2005

                                    IPI Fundraising, Inc.

                                    By /s/ Justin P. DiNorscia
                                       ---------------------------
                                       Justin P. DiNorscia
                                       President/Treasurer


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